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                                                                  EXHIBIT 10.50A


                            INDEMNIFICATION AGREEMENT


      This INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into as of April 4th, 2000 (the "Agreement Date") by and between eVentures Group, Inc., a Delaware corporation (including any successors thereto, the "Company") and [________] ("Indemnitee").

                                    RECITALS:

A. Competent and experienced persons are reluctant to serve or to continue to serve corporations as directors, officers, or in other capacities unless they are provided with adequate protection through insurance or indemnification (or both) against claims and actions against them arising out of their service to, and activities on behalf of, those corporations.

B. The current uncertainties relating to the availability of adequate insurance for directors and officers have increased the difficulty for corporations to attract and retain competent and experienced persons.

C. The Board of Directors of the Company (the "Board") has determined that the continuation of present trends in litigation will make it more difficult to attract and retain competent and experienced persons, that this situation is detrimental to the best interests of the Company's stockholders, and that the Company should act to assure its directors and officers that there will be increased certainty of adequate protection in the future.

D. It is reasonable, prudent, and necessary for the Company to obligate itself contractually to indemnify its directors and officers to the fullest extent permitted by applicable law in order to induce them to serve or continue to serve the Company.

E. Indemnitee is willing to serve and continue to serve the Company on the condition that Indemnitee be indemnified to the fullest extent permitted by law.

F. Concurrently with the execution of this Agreement, Indemnitee is agreeing to serve or to continue to serve as a director or officer of the Company.

                                   AGREEMENTS:

      NOW, THEREFORE, in consideration of the foregoing premises, Indemnitee's agreement to serve or continue to serve as a director or officer of the Company, and the covenants contained in this Agreement, the Company and Indemnitee hereby covenant and agree as follows:


      1.     Certain Definitions.  For purposes of this Agreement:

             (a) Affiliate: shall mean any Person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.


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             (b) Change of Control: shall mean the occurrence of any of the following events:

                 (i) The acquisition after the Agreement Date by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this paragraph (i), the following acquisitions shall not constitute a Change of
Control: any acquisition directly from the Company or any Subsidiary thereof; any acquisition by the Company or any Subsidiary thereof; any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company; or any acquisition by any entity or its security holders pursuant to a transaction which complies with clauses (A), (B), and (C) of paragraph (iii) below;

                 (ii) Individuals who, as of the Agreement Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Agreement Date whose election or appointment by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

                 (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Company, or the corporation resulting from such Business Combination, beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the


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Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                 (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

             (c) Claim: shall mean any threatened, pending, or completed action, suit, or proceeding (including, without limitation, securities laws actions, suits, and proceedings and also any cross claim or counterclaim in any action, suit, or proceeding), whether civil, criminal, arbitral, administrative, or investigative in nature, or any inquiry or investigation (including discovery), whether conducted by the Company or any other Person, that Indemnitee in good faith believes could reasonably be expected to lead to the institution of any action, suit, or proceeding.

             (d) Expenses: shall mean all costs, expenses (including attorneys' and expert witnesses' fees), and obligations paid or incurred in connection with investigating, defending (including affirmative defenses and counterclaims), being a witness in, or participating in (including on appeal), or preparing to defend, be a witness in, or participate in, any Claim relating to any Indemnifiable Event.

             (e) Indemnifiable Event: shall mean any actual or alleged act, omission, statement, misstatement, event, or occurrence related to the fact that Indemnitee is or was a director, officer, agent, or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or by reason of any actual or alleged thing done or not done by Indemnitee in any such capacity, but shall exclude acts or omissions to the extent that they are finally determined by a court of competent jurisdiction (after exhaustion of all appeals) to have resulted from the gross negligence or willful misconduct of Indemnitee. For purposes of this Agreement, the Company agrees that Indemnitee's service on behalf of or with respect to any Subsidiary or employee benefit plan of the Company or any Subsidiary of the Company shall be deemed to be at the request of the Company.

             (f) Indemnifiable Liabilities: shall mean all Expenses and all other liabilities, damages (including, without limitation, punitive, exemplary, and the multiplied portion of any damages), judgments, payments, fines, penalties, amounts paid in settlement, and awards paid or incurred that arise out of, or in any way relate to, any Indemnifiable Event.

             (g) Person: shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated association, or other form of business or legal entity or governmental entity.

             (h) Potential Change of Control: shall be deemed to have occurred if: (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control, (ii) any Person (including the Company) publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change of Control and the success and consummation of such intention reasonably appears to be more likely than not, or
(iii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a


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Potential Change of Control has occurred, except in each case for a transaction in which an Indemnitee is participating as an active principal and not solely as a result of such Indemnitee's position as a director or officer.

             (i) Reviewing Party: shall mean a member or members of the Board who are not parties to the particular Claim for which Indemnitee is seeking indemnification or if a Change of Control has occurred or if there is a Potential Change of Control and Indemnitee so requests, or if the members of the Board so elect, or if all of the members of the Board are parties to such Claim, Special Counsel.

             (j) Special Counsel: shall mean special, independent legal counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed material services for the Company or for Indemnitee within the last three years (other than as Special Counsel under this Agreement or similar agreements).

             (k) Subsidiary: shall mean, with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

      2.     Indemnification and Expense Advancement.

             (a) The Company shall indemnify Indemnitee and hold Indemnitee harmless to the fullest extent permitted by law, as soon as practicable, but in no event later than 30 days after written demand is presented to the Company, from and against any and all Indemnifiable Liabilities. Notwithstanding the foregoing, the obligations of the Company under this Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which Special Counsel is involved) that Indemnitee is not permitted to be indemnified under applicable law. Nothing contained in this Agreement shall require any determination under this Section 2(a) to be made by the Reviewing Party prior to the disposition or conclusion of the Claim against the Indemnitee.

             (b) If so requested by Indemnitee, the Company shall advance to Indemnitee all reasonable Expenses incurred by Indemnitee to the fullest extent permitted by law (or, if applicable, reimburse Indemnitee for any and all reasonable Expenses incurred by Indemnitee and previously paid by Indemnitee) within ten business days after such request (an "Expense Advance") and delivery by Indemnitee of an undertaking to repay Expense Advances if and to the extent such undertaking is required by applicable law prior to the Company's payment of Expense Advances. The Company shall be obligated from time to time at the request of Indemnitee to make or pay an Expense Advance in advance of the final disposition or conclusion of any Claim. In connection with any request for an Expense Advance, if requested by the Company, Indemnitee or Indemnitee's counsel shall submit an affidavit stating that the Expenses to which the Expense Advances relate are reasonable. Any dispute as to the reasonableness of any Expense shall not delay an Expense Advance by the Company. If, when, and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be indemnified with respect to a Claim under applicable law or the amount of the Expense Advance was not reasonable, the Company shall be entitled to be reimbursed by Indemnitee and Indemnitee


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hereby agrees to reimburse the Company without interest (which agreement shall be an unsecured obligation of Indemnitee) for (x) all related Expense Advances theretofore made or paid by the Company in the event that it is determined that indemnification would not be permitted or (y) the excessive portion of any Expense Advances in the event that it is determined that such Expense Advances were unreasonable, in either case, if and to the extent such reimbursement is required by applicable law; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee could be indemnified under applicable law, or that the Expense Advances were reasonable, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law or that the Expense Advances were unreasonable shall not be binding, and the Company shall be obligated to continue to make Expense Advances until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed), which determination shall be conclusive and binding. If there has been a Potential Change of Control or a Change of Control, the Reviewing Party shall be advised by or shall be Special Counsel, if Indemnitee so requests. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively is not permitted to be indemnified in whole or part under applicable law or that any Expense Advances were unreasonable, Indemnitee shall have the right to commence litigation in any court in the states of Texas or Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

             (c) Nothing in this Agreement, however, shall require the Company to indemnify Indemnitee with respect to any Claim initiated by Indemnitee, other than a Claim solely seeking enforcement of the Company's indemnification obligations to Indemnitee or a Claim authorized by the Board.

      3. Change of Control. The Company agrees that, if there is a Potential Change of Control or a Change of Control and if Indemnitee requests in writing that Special Counsel be the Reviewing Party, then Special Counsel shall be the Reviewing Party. In such a case, the Company agrees not to request or seek reimbursement from Indemnitee of any indemnification payment or Expense Advances unless Special Counsel has rendered its written opinion to the Company and
Indemnitee: (i) that the Company was not or is not permitted under applicable law to pay Indemnitee and to allow Indemnitee to retain such indemnification payment or Expense Advances or (ii) that such Expense Advances were unreasonable. However, if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee could be indemnified under applicable law or that the Expense Advances were reasonable, any determination made by Special Counsel that Indemnitee would not be permitted to be indemnified under applicable law or that the Expense Advances were unreasonable shall not be binding, and Indemnitee shall not be required to reimburse the Company for any Expense Advance, and the Company shall be obligated to continue to make Expense Advances, until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed), which determination shall be conclusive and binding. The Company agrees to pay the reasonable fees of Special Counsel and to indemnify Special


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Counsel against any and all expenses (including attorneys' fees), claims, liabilities, and damages arising out of or relating to this Agreement or Special Counsel's engagement pursuant hereto.

      4. Establishment of Trust. In the event of a Potential Change of Control or a Change of Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee (the "Trust") and from time to time upon written request of Indemnitee shall fund the Trust in an amount equal to all Indemnifiable Liabilities reasonably anticipated at the time to be incurred in connection with any Claim. The amount to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party. The terms of the Trust shall provide that, upon a Change of
Control: the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee, the trustee of the Trust shall advance, within ten business days of a request by Indemnitee, any and all reasonable Expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the Trust under the circumstances in which Indemnitee would be required to reimburse the Company for Expense Advances under this Agreement), any required determination concerning the reasonableness of the Expenses to be made by the Reviewing Party, the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, the trustee of the Trust shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement, and all unexpended funds in the Trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee of the Trust shall be chosen by Indemnitee and shall be an institution that is not affiliated with Indemnitee. Nothing in this Section 4 shall relieve the Company of any of its obligations under this Agreement.

      5. Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all costs and expenses (including attorneys' and expert witnesses' fees) and, if requested by Indemnitee, shall (within two business days of that request) advance those costs and expenses to Indemnitee that are incurred by Indemnitee if Indemnitee, whether by formal proceedings or through demand and negotiation without formal proceedings: (a) seeks to enforce Indemnitee's rights under this Agreement; (b) seeks to enforce Indemnitee's rights to expense advancement or indemnification under any other agreement or provision of the Company's Certificate of Incorporation, as the same may have been amended from time to time (the "Certificate of Incorporation"), or the Company's Bylaws (the "Bylaws") now or hereafter in effect relating to Claims for Indemnifiable Events; or (c) seeks recovery under any directors' and officers' liability insurance policies maintained by the Company, in each case regardless of whether Indemnitee ultimately prevails; provided that a court of competent jurisdiction has not found Indemnitee's claim for indemnification or expense advancements under the foregoing clauses (a), (b) or (c) to be frivolous, presented for an improper purpose, without evidentiary support, or otherwise sanctionable under Federal Rule of Civil Procedure No. 11 or an analogous rule or law, or beyond the scope of indemnification permitted by the Delaware General Corporation Law, and provided, further, that if a court makes such a finding, Indemnitee shall reimburse the Company for all amounts previously advanced to Indemnitee pursuant to this Section 5. Subject to the provisos contained in the preceding sentence, to the fullest extent permitted by law, the Company waives any and all rights that it may have to recover its costs and expenses from Indemnitee.


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      6.     Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some, but not all, of Indemnitee's Indemnifiable Liabilities, the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

      7.     Contribution.

             (a) Contribution Payment. To the extent the indemnification provided for under any provision of this Agreement is determined (in the manner hereinabove provided) not to be permitted under applicable law, the Company, in lieu of indemnifying Indemnitee, shall, to the extent permitted by law, contribute to the amount of any and all Indemnifiable Liabilities incurred or paid by Indemnitee for which such indemnification is not permitted. The amount the Company contributes shall be in such proportion as is appropriate to reflect the relative fault of Indemnitee, on the one hand, and the Company and any and all other parties (including officers and directors of the Company other than Indemnitee) who may be at fault (collectively, including the Company, the "Third Parties"), on the other hand.

             (b) Relative Fault. The relative fault of the Third Parties and the Indemnitee shall be determined by reference to the relative fault of Indemnitee as determined by the court or other governmental agency or to the extent such court or other governmental agency does not apportion relative fault, by the Reviewing Party (which shall include Special Counsel) after giving effect to, among other things, the relative intent, knowledge, access to information, and opportunity to prevent or correct the relevant events, of each party, and other relevant equitable considerations. The Company and Indemnitee agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 7(b).

      8. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under any provision of this Agreement or to receive contribution pursuant to Section 7 of this Agreement, to the extent permitted by law, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

      9. No Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere, or its equivalent, or an entry of an order of probation prior to judgment shall not create a presumption (other than any presumption arising as a matter of law that the parties may not contractually agree to disregard) that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

      10. Non-exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Bylaws or the Certificate of Incorporation or the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Bylaws or the Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that


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Indemnitee shall enjoy by this Agreement the greater benefits so afforded by that change. Indemnitee's rights under this Agreement shall not be diminished by any amendment to the Certificate of Incorporation or Bylaws, or of any other agreement or instrument to which Indemnitee is not a party, and shall not diminish any other rights that Indemnitee now or in the future has against the Company.

      11. Liability Insurance. The Company shall maintain an insurance policy or policies providing directors' and officers' liability insurance covering the Indemnitee and from and after January 1, 2001, shall maintain an insurance policy or policies with coverage comparable to those in effect on January 1, 2001, provided that the Company shall not be required to pay an annual premium for such insurance in excess of 200% of the annual premium for such insurance which is in effect on January 1, 2001, and provided further that in the event such maximum amounts are applicable, the Company shall purchase as much coverage as possible for such amount. To the extent that such insurance policy or policies has or have a deductible(s), at the time such Indemnitee is no longer a director or officer of the Company, the Company, to the extent it has not previously made such arrangements, shall keep an amount equal to such deductible in a escrow account for the payment of indemnifications and Expense Advancements due hereunder that are not paid by such policies. The Company shall replenish such escrow account for any amounts paid therefrom. Furthermore, the required amount in such escrow account may be reduced, and the excess returned to the Company, to the extent that the relevant deductible(s) are subsequently reduced.

      12. Period of Limitations. No action, lawsuit, or proceeding may be brought against Indemnitee or Indemnitee's spouse, heirs, executors, or personal or legal representatives, nor may any cause of action be asserted in any such action, lawsuit, or proceeding, by or on behalf of the Company, after the expiration of two years after the statute of limitations commences with respect to Indemnitee's act or omission that gave rise to the action, lawsuit, proceeding, or cause of action; provided, however, that, if any shorter period of limitations is otherwise applicable to any such action, lawsuit, proceeding, or cause of action, the shorter period shall govern.

      13. Amendments. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any provision of this Agreement shall be effective unless in a writing signed by the party or parties granting the waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall that waiver constitute a continuing waiver.

      14. Other Sources. Indemnitee shall not be required to exercise any rights that Indemnitee may have against any other Person (for example, under an insurance policy) before Indemnitee enforces his rights under this Agreement. However, to the extent the Company actually indemnifies Indemnitee or advances him Expenses, the Company shall be subrogated to the rights of Indemnitee and shall be entitled to enforce any such rights which Indemnitee may have against third parties. Indemnitee shall assist the Company in enforcing those rights if it pays his costs and expenses of doing so. If Indemnitee is actually indemnified or advanced Expenses by any third party, then, for so long as Indemnitee is not required to disgorge the amounts so received, to that extent the Company shall be relieved of its obligation to indemnify Indemnitee or advance Indemnitee Expenses.


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      15.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by merger or consolidation), spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or another enterprise at the Company's request.

      16. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, that provision shall be fully severable; this Agreement shall be construed and enforced as if that illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of that illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

      17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in that state without giving effect to the principles of conflicts of laws.

      18. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      19. Notices. Whenever this Agreement requires or permits notice to be given by one party to the others, such notice must be in writing to be effective and shall be deemed delivered and received by the party to whom it is sent upon actual receipt (by any means) of such notice. Receipt of a notice by the Secretary of the Company shall be deemed receipt of such notice by the Company.

      20. Complete Agreement. This Agreement constitutes the complete understanding and agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, other than any indemnification rights that Indemnitee may enjoy under the Certificate of Incorporation, the Bylaws, or the Delaware General Corporation Law.

      21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.



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      EXECUTED as of the date first written above.



                                 eVENTURES GROUP, INC.



                                 By:
                                       -----------------------------------------
                                 Name:
                                       -----------------------------------------
                                 Title:
                                       -----------------------------------------



                                 INDEMNITEE:



                                 -----------------------------------------------
                                 [Director or Officer's Name]



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